Exhibit 99.2
For Immediate Release
Local.com® Reports Preliminary Fourth Quarter
and Full Year 2010 Results
IRVINE, Calif., Jan. 7, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported preliminary fourth quarter and full year 2010 financial results.
The company previously provided fourth quarter 2010 revenue guidance between $22.0 million and $23.0 million and Adjusted Net Income guidance between $3.4 million and $3.7 million or between $0.20 and $0.21 per diluted share, assuming 17.5 million diluted shares outstanding. The company now estimates that, based on unaudited preliminary results, total revenue for the fourth quarter is expected to be approximately $19.9 million, and GAAP net income (loss) for the fourth quarter 2010 is expected to be approximately $(750,000) or $(0.04) per diluted share, which includes a $1 million non-cash loss on warrant revaluation, with Adjusted Net Income for the fourth quarter 2010 expected to be approximately $3.2 million or $0.19 per diluted share, assuming 17.2 million diluted shares outstanding. For the full year 2010 the company now expects revenue of approximately $84.0 million, which represents an approximate 49 percent increase over 2009. The primary reason for the change in fourth quarter revenue from prior guidance is due to a material reduction in revenues from Yahoo! following the Yahoo!-Bing integration during the quarter.
Adjusted Net Income is defined as net income excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation and non-recurring items. An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below, along with a table that reconciles expected net income to expected Adjusted Net Income for the company’s fourth quarter 2010 financial results.
In accordance with normal procedures, these unaudited preliminary revenue and earnings results are subject to further review and completion by the company and its auditors.
Preliminary revenue reported for the fourth quarter 2010 was approximately $2.6 million below the mid-point of previous guidance. The shortfall to guidance was primarily related to lower-than-expected revenue from Yahoo! due to Microsoft’s Bing charging advertisers less for the company’s search traffic, which resulted in less revenue per click (“RPC”) for the company’s search results than Yahoo! had paid prior to the integration. The company is actively working with Yahoo! to improve RPC and is also pursuing a number of other strategies, including but not limited to, optimization of the company’s search engine marketing campaigns as well as optimization and deployment of advertiser feeds from existing and new partners. These and other strategies are intended to preserve revenue and Adjusted Net Income, however, the company cannot give assurances that its efforts to improve monetization with Yahoo! or any of the alternative strategies will be successful. If the company is unable to improve RPC in the near term, the company’s business and financial results may be materially harmed and our revenue and Adjusted Net Income in the first quarter 2011 may be lower than the company is preliminarily reporting for the fourth quarter 2010.
“Local.com has the unique perspective of being both a Bing advertiser and a Yahoo! syndication partner. We have historically been able to adapt quickly to changes in the marketplace. However, the RPC reduction, coupled with the launch of our new site plus our seasonally weak fourth quarter made it challenging for us to adapt during the fourth quarter 2010. It may take several more months for us to adapt our business to the Yahoo!-Bing integration and to execute a variety of strategies designed to protect and grow our revenues and Adjusted Net Income,” said Heath Clarke, Local.com chairman and CEO. “We continue to diversify our ad products and technology platforms, as evidenced by our just-announced entry into the group buying space. We are actively pursuing complementary acquisitions in the local space and remain oriented towards growth.”
“We expect limited visibility in the next quarter or two while we adapt to the Yahoo!-Bing integration. In the meantime, we are encouraged by our sales channel development for the OCTANE360 products and are seeking to further expand the development of these channels,” added Ken Cragun, Local.com chief financial officer.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com powers over 100,000 local websites, and tens of thousands of small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, Yahoo!-Bing paying less RPC and revenues to us for our search results, our ability to adapt our business following the Yahoo!-Bing integration or to improve our RPCs and revenues following that integration, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of the iTwango business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange

Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
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Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
RECONCILIATION OF EXPECTED NET INCOME (LOSS) TO EXPECTED ADJUSTED NET INCOME
(in thousands, except per share amounts)
(Unaudited)

Three Months
Ended December 30,
2010
Expected GAAP net income (loss)	$(750)

Less interest and other income (expense), net	60
Plus depreciation and amortization	2,000
Plus stock compensation	900
Less change in fair value of warrant liability	1,000

Expected Adjusted Net Income	$3,210

GAAP net income (loss) per diluted share	$(0.04)
Adjusted Net Income per diluted share	$0.19

Diluted weighted average shares outstanding	17,200